UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):        April 23, 2014

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10786	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Aegion Corporation (the “Company”) held its 2014 Annual Meeting (the “Annual Meeting”) of Stockholders on April 23, 2014. Three proposals were submitted to the Company’s stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 14, 2014. The final results for the votes regarding each proposal are set forth below. As of the February 26, 2014 record date for the Annual Meeting, there were 37,948,588 shares of common stock outstanding and entitled to vote, of which 34,064,152 shares of common stock were represented in person or by proxy at the Annual Meeting.

1.    The stockholders elected eight directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of stockholders in 2015 or until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Director	Votes For (% of votes cast)	Votes Withheld	Broker Non-Vote
J. Joseph Burgess	31,143,496 (99.3%)	213,398	2,707,258
Stephen P. Cortinovis	31,066,426 (99.1%)	290,468	2,707,258
Stephanie A. Cuskley	31,247,234 (99.7%)	109,660	2,707,258
Charles R. Gordon	31,311,982 (99.9%)	44,912	2,707,258
Juanita H. Hinshaw	31,005,181 (98.9%)	351,713	2,707,258
M. Richard Smith	31,311,600 (99.9%)	45,294	2,707,258
Alfred L. Woods	29,664,882 (94.6%)	1,692,012	2,707,258
Phillip D. Wright	31,311,738 (99.9%)	45,156	2,707,258

2.    The stockholders approved an advisory resolution relating to executive compensation. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
30,913,501 (98.6%)	267,489	175,904	2,707,258

3.    The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2014. The votes regarding this proposal were as follows:

Votes For (% of votes cast)	Votes Against	Abstained	Broker Non-Votes
33,641,722 (98.8%)	381,845	40,585	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Senior Vice President, General Counsel
and Chief Administrative Officer

Date: April 25, 2014